Filed by Echo Healthcare Acquisition Corp. (Commission File No. 000-51596)
Pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 of the
Securities Exchange Act of 1934, as amended

Subject Company: XLNT Veterinary Care, Inc.

For Further Information:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Joel Kanter	Erin Cox
President and Secretary	General Information
Echo Healthcare Acquisition Corp.	(310) 854-8319
(703) 448-7688	ecox@financialrelationsboard.com

FOR IMMEDIATE RELEASE

ECHO HEALTHCARE ACQUISITION CORP. TO MERGE
WITH XLNT VETERINARY CARE, INC.

VIENNA, Virginia—September 11, 2006—Echo Healthcare Acquisition Corp. (“Echo” or the “Company”) (OTCBB: EHHA.OB) announced today that it has entered into a definitive agreement to acquire privately-held XLNT Veterinary Care, Inc. (“XLNT”). XLNT, which operates under the brand Pet DRx, is a provider of veterinary primary care services to companion animals through a network of fully-owned veterinary hospitals. The Company currently owns and operates 11 veterinary hospitals throughout California. As of September 11, 2006, XLNT has executed definitive agreements to acquire five additional veterinary hospitals that are expected to close within the next sixty days and has entered into nonbinding letters of intent with respect to twelve additional hospitals.

Under the Merger Agreement, XLNT shareholders will receive consideration consisting solely of shares of Echo’s common stock. The final number of shares of Echo Common Stock issued to XLNT shareholders in consideration for the transaction will be determined pursuant to a formula based primarily on a 2x multiple of XLNT’s pro forma annualized revenue (capped at $60 million for purposes of the formula) for the twelve months ended December 31, 2006 (including the pro forma annualized 2006 revenue attributable to any acquisitions completed by March 31, 2007), and divided by a price per share for Echo Common Share based primarily on the amount of cash in Echo’s trust fund not to exceed $7.20. The number of shares to be issued to XLNT shareholders will be reduced to the extent XLNT has outstanding more than $16.5 million of indebtedness at the closing. Echo has the right to terminate the agreement if XLNT’s full-year 2006 pro forma revenue is less than $48 million.

Gene Burleson, Chairman and CEO of Echo Healthcare, stated, “We believe our management team’s experience in consolidating various segments of the healthcare services industry will provide XLNT with a distinct advantage in the rapidly growing veterinary care marketplace. We expect to utilize our expertise to help expand the Company’s market share in a highly fragmented market through a variety of service augmentation strategies that have been utilized in the provision and delivery of human health care services. In addition to strong projected industry growth, the veterinary primary care market is attractive from an operational perspective because payment is received at time of service and there are minimal reimbursement issues, lower insurance costs and reduced litigation risk. We are excited about the tremendous potential of this business and believe the acquisition will put us on a path to increase value for our shareholders as we grow to become a dominant national provider of veterinary primary health care services.”

Robert Wallace, Chief Executive Officer of XLNT Veterinary Care, commented: “Joining forces with Echo Healthcare gives XLNT access to additional capital to grow the Company faster than we could have grown on a stand-alone basis. In addition, the Echo Healthcare team is highly regarded for its experience and management strength, affording us the opportunity to leverage our existing dedication to continue development of the systems and patient care practices that we hope will position XLNT as one of the highest quality providers of patient care in our industry. I look forward to working together to expand our business in this fast growing industry.”

Zubeen Shroff, Managing Director at Galen Partners, a private equity firm and current XLNT shareholder, added, “As the largest shareholder of XLNT, we strongly support this acquisition. We are pleased that the new company will bring to bear the combined strengths of XLNT and Echo Healthcare to maximize shareholder value.”

Current management of XLNT will remain in place after the acquisition. The Board of Directors will initially consist of XLNT’s chief executive officer, three members nominated by Echo, including Gene Burleson who will be Chairman, and three members nominated by XLNT’s stockholders. Mr. Burleson has over 24 years of experience in the healthcare industry and will bring to XLNT significant experience in hospital and healthcare facility management. The resulting public company’s name will be changed to Pet DRx.

This transaction has been reviewed and approved by special committees from both companies and has been approved by the Board of Directors of the respective companies. In addition to XLNT achieving specified minimum financial results, the transaction is subject to shareholder approval from both companies. The holders of more than a majority of the capital stock of XLNT entitled to vote at meetings of XLNT stockholders have agreed to vote their shares in favor of the approval of the merger. The transaction is expected to close in the second quarter of 2007.

Morgan Joseph & Co. Inc. acted as financial advisor to Echo in connection with this transaction. Echo is represented in the transaction by Powell Goldstein LLP, and XLNT is represented by McDermott Will & Emery LLP.

Investor Presentations

Echo will be filing with the Securities and Exchange Commission an investor presentation regarding the proposed transaction that will be used in connection with investor meetings that members of Echo’s and XLNT’s management teams will be conducting in the near future. A copy of this presentation will also be posted on Echo’s web site (www.echohealthcare.com) under the caption “News Releases.”

About XLNT Veterinary Care, Inc.

XLNT Veterinary Care, Inc. is a provider of veterinary care services to companion animals through a network of fully-owned veterinary hospitals. The Company currently owns and operates 11 veterinary hospitals in the state of California.

About Echo Healthcare Acquisition Corp.

Echo Healthcare Acquisition Corp. is a blank check company that was formed on June 10, 2005 to serve as a vehicle for the acquisition of one or more domestic or international operating businesses in the healthcare industry. On March 22, 2006, Echo consummated its initial public offering (“IPO”) of 6,250,000 Units. On March 27, 2006, the Company consummated the closing of 937,500 additional Units subject to the underwriters’ over-allotment option. The 7,187,500 Units sold in the IPO (including the 937,500 Units subject to the underwriters’ over-allotment option) were sold at an offering price of $8.00 per Unit, which together with the private placement of the 458,333 warrants to certain stockholders and directors of the Company at an offering price of $1.20 per share, generated total gross proceeds of $58,050,000. Of this amount, $54,947,000 was placed in trust. Echo common stock trades on the OTC Bulletin Board under the symbol EHHA.OB. To learn more about Echo, visit the website at http://www.echohealthcare.com.

About Galen Partners

Galen Partners is a New York-based private equity firm, founded in 1990 and focused exclusively on providing equity financing to mid-to-later stage growth companies in the healthcare industry. With $648 million under management raised through four funds, Galen has invested in more than 60 companies. The firm emphasizes investments within medical device, technology- enabled outsourcing services and specialty pharmaceutical sectors. Galen’s approach, called Collaborative Capital, enables them to work with company management to create disruptive strategies that generate revenue growth and help achieve full market potential. Over the past sixteen years, Galen Partners has been particularly adept at identifying, backing and developing future trend-setting, industry leaders including: Pyxis Corporation (a Cardinal Health company), CryoLife, Inc. (CRY), Encore Medical Corporation (ENMC), Lumenos, Inc. (a Wellpoint company), Ocular Sciences, Inc. (a CooperVision company), MiniMed, Inc. (a Medtronic company), Medicode, Inc. (a United Healthcare company), Stericycle, Inc. (SRCL), Taro

Pharmaceutical Industries Ltd. (Taro), Vasogen, Inc. (VSGN) and Vitas Healthcare Corporation. For more information about Galen Partners please visit www.galen.com.

Additional Information about the Merger and Where to Find It

Echo plans to file a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) in connection with the merger, and Echo expects to mail a Proxy Statement/Prospectus to stockholders of Echo concerning the proposed merger transaction. INVESTORS AND SECURITY HOLDERS OF ECHO ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ECHO, XLNT, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Echo by directing a written request to: Corporate Secretary, Echo Healthcare Acquisition Corp., 8000 Towers Crescent Drive, Suite 1300, Vienna, VA 22182. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

In addition to the Registration Statement and Proxy Statement/Prospectus, Echo files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Echo at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Echo’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s web site at www.sec.gov.

Interests of Certain Persons in the Merger

Echo will be soliciting proxies from the stockholders of Echo in connection with the merger and issuance of shares of Echo common stock in the merger. In addition, Morgan Joseph & Co. Inc. (“Morgan Joseph”), Roth Capital Partners, LLC (“Roth”), the directors and executive officers of Echo and the directors, officers and affiliates of XLNT may also be deemed to be participants in the solicitation of proxies. Information about the directors and executive officers of Echo, Morgan Joseph and Roth is set forth in the prospectus filed on March 17, 2006. Information about the directors and executive officers of XLNT as well as updated information about Morgan Joseph, Roth and the directors and officers of Echo will be included in the Proxy Statement/Prospectus. Morgan Joseph, Roth, the directors and executive officers of Echo and XLNT have interests in the merger, some of which may differ from, or may be in addition to those of the respective stockholders of Echo generally. Those interests will be described in greater detail in the Proxy Statement/Prospectus with respect to the merger, which may include potential fees to

Morgan Joseph and Roth, employment relationships, potential membership on the Echo Board of Directors, option and stock holdings and indemnification.

Safe Harbor Statement

Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to, statements as to the expected benefits of the combination of the two companies, veterinary hospital acquisitions, future product and service offerings, expected synergies, and timing of closing, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “guidance,” “forecast,” “outlook” and similar expressions identify some, but not all, of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the satisfaction of certain conditions to closing of the proposed merger, including the risk that stockholder approval might not be obtained in a timely manner or at all, the ability to successfully integrate the two companies and achieve expected synergies following the merger, the ability of the combined company to successfully acquire, integrate and operate veterinary hospitals and clinics, requirements or changes affecting the businesses in which XLNT is engaged, veterinary services trends, including factors affecting supply and demand, dependence on acquisitions for growth, labor and personnel relations, changing interpretations of generally accepted accounting principles and other risks detailed from time to time in the SEC reports of Echo, including its prospectus filed with the SEC on March 17, 2006. These forward-looking statements speak only as of the date hereof. Echo disclaims any intention or obligation to update or revise any forward-looking statements.